THIS AGREEMENT DATED THIS 6th  DAY OF October, 2004

BETWEEN:

Kennedy Kerster, of the City of Vancouver, in the Province of British Columbia.

(hereinafter referred to as the "Executive")

OF THE FIRST PART

AND:

Icon Development Inc., a corporation carrying on business under the jurisdiction of the State of Nevada  Corporations Act, and having its head office in Vancouver BC Canada.

(hereinafter referred to as the "Corporation")

OF THE SECOND PART

WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereunder described during the terms hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1.

TERM

The Corporation shall employ the Executive for a period of two years from the sixth (6th) day of October, 2004 thereafter the term of employment shall be renewed annually on the anniversary date of the term, unless such employment shall be terminated earlier as hereinafter provided.

2.

DUTIES

The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation  as may be determined from time to time by the board of directors of the Corporation, provided that same are consistent with the position of a senior executive of the Corporation.   Provided further and without limiting the foregoing, the Executive shall:

a.

occupy the office of President, Secretary, Treasurer, and  Director of the Corporation;

b.

devote his time and attention and his best efforts to the business and affairs of the Corporation;

c.

perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interest of the Corporation; and

d.

use his best efforts to promote the interests and goodwill of the Corporation.

3.

REPORTING PROCEDURES

The Executive shall report to the Board of Directors of the Corporation.  The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.

4.

REMUNERATION

a.

The annual salary payable to the Executive for the performance of his services hereunder for the first year of the term of this Agreement shall be USD $12,000 per annum,  exclusive of bonuses, benefits and other compensation.  Any increase in the annual salary payable to the Executive for the performance of his services hereunder for each successive year of the term or any annual renewal of this Agreement, exclusive of bonuses, benefits and other compensation, shall be within the discretion of the board of directors of the Corporation. The annual salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal monthly instalments in arrears on the 1st day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

b.

The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offering by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the board of directors of the Corporation.  In addition to the annual remuneration of the Executive, the Corporation may contribute to the retirement savings plan of the Executive for each year of the term of this Agreement in an amount to be determined by the board of directors of the Corporation.

5.

PERFORMANCE BONUS

In addition to the Executive's salary, the Executive shall participate in the Corporation's President’s Bonus Plan (the "Plan") as determined by the compensation committee of the Board of Directors of the Corporation.

6.

FURTHER SALARY ADJUSTMENTS

The Corporation and the Executive shall review, on a yearly basis, the Executive=s annual salary, and yearly bonus entitlement, if any, provided that there shall be no change in the Executive’s yearly salary unless agreed to in writing by the parties.

7.

VACATION

The Executive shall be entitled to four weeks' paid vacation per fiscal year of the Corporation at a time convenient to the Corporation and the Executive taking into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities.

8.

EXPENSES

Other than the automobile allowances contemplated by paragraph 8 above, the Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder.  For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

9.

TERMINATION

a.

For Cause

The Corporation may terminate the employment of the Executive for cause, without notice or any payment in lieu of notice, only if:

i.

the Executive is convicted of a criminal offence involving fraud or dishonesty in respect of the Corporation;

ii.

the Executive disobeys reasonable instructions given in the course of his employment by the board of directors of the Corporation that are consistent with the Executive's management position.

In such a case, at the request of the board of directors, the Executive shall attend at the next meeting of the board of directors.  At that time, the Executive shall give reason for his failure to perform the instructions of the board of directors.  The Executive may then be directed to carry out the instructions of the board of directors within no less than 15 days, such term may be extended by the Board of Directors to whatever reasonable term the board of directors (the "Period").  If at the end of the Period, the Executive has failed to perform the instructions of the board of directors, a board of directors meeting will be called, and the board of directors will be deemed to have sufficient grounds to terminate the employment of the Executive for cause.

This Agreement shall terminate without notice or payment in lieu thereof upon the death of the Executive.

c.

Voluntary

The Executive shall give to the Board of the Corporation no less than 90 days notice in writing should the Executive resign during the term.

10.

SEVERANCE PAYMENTS

a.

Upon termination of the Executive's employment:

i.

for cause pursuant to paragraph 11(a);

ii.

by the voluntary termination of employment of the Executive; or

iii.

by the non-renewal of this Agreement

The Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination.

b. If the Executive's employment is terminated for any reason other than the reasons set forth in subsection 10(a), the Executive shall be entitled to receive the greater of:

i.

the total of:

A.

24 month's salary at the then applicable base salary rate;

B.

the present value, as determined by the Corporation's auditors, acting reasonably, of the benefits described in Section 4(b) that would be enjoyed by the Executive during the next 24 months assuming his contract of employment was not terminated and assuming the then current level of benefits were continued for those 24 months; and

C.

the present value, as determined by the Corporation's auditors, acting reasonably, of the amount that the Corporation's auditors estimate would be the amount payable to the Executive out of the Executive Bonus Pool assuming that the Executive's employment was not terminated until the end of the current fiscal year and all other participants of the Executive Bonus Pool continued in the employment of the Corporation for the full then current fiscal year, and

ii.

the salary otherwise payable to the Executive for the unexpired term of this Agreement.

The payment described in this subsection 10(b) is the only severance payment the Executive will receive in the event of the termination of this Agreement for reasons contemplated in this subsection 10(b).

For purposes of this Agreement, an event of constructive dismissal shall be deemed to be a change of location of the Company=s head office out of Southern Ontario without the consent of the Executive.

c.  If the Executive's employment is terminated as a result of the permanent disability of the Executive and the Executive is thereafter in receipt of disability insurance benefits, the Executive shall be entitled to receive, within 30 days of the date of such cessation of such disability hereunder, the payment set out in subsection 12(b) hereof.  In the event that the Executive is disentitled from disability insurance benefits, he shall be entitled to receive, within 30 days of receiving notice of disentitlement, the payment set out in subsection 12(b) hereof.  The Executive agrees to reasonably comply with all requirements necessary for the Corporation to obtain disability insurance for the term of this Agreement.

11.

CHANGE OF CONTROL

In the event that more than 50% of the total shares of the Corporation outstanding, other than those owned by the Executive, are purchased by a third party, and the Corporation then breaches this contract in any way including, without limiting the generality of the foregoing, reducing the Executive's compensation under this Agreement or assigning duties to the Executive which are not consistent with the position of a senior executive at the Corporation, whether or not the breach constitutes a constructive dismissal, the employment of the Executive shall be deemed to have been terminated by the Corporation pursuant to paragraph 12(b) of this Agreement and the payment set out therein shall be provided to the Executive.

12.

CONFIDENTIALITY

The Executive acknowledges and agreed that:

a.

in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

b.

in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

c.

the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interest of the Corporation; and

d.

the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients, and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this Agreement, the Executive hereby agrees that he will not, during the term of this Agreement or after termination thereof for any reason whatsoever, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

13.

NON-SOLICITATION

The Executive hereby agrees that he will not, either during his employment by the Corporation or for two years following termination of his employment by the Corporation for whatever reason, be a party to or abet any solicitation of existing customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

14.

NON-COMPETITION

The Executive hereby agrees that he will not, either during his employment by the Corporation, or for 12 months following termination of his employment by the Corporation for whatever reason, directly or indirectly carry on, be engaged in or employed by or have an interest in, a business in Canada which offers services or sells products that compete with the services and products

15.

CONFLICT OF INTEREST

During the employment period, the Executive shall promptly disclose to the Executive Committee full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

16.

RETURN OF MATERIALS

All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computers and related hardware, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be.  On termination of the Executive's employment for any reason, the Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive.  The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

17.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

18.

SEVERABILITY

The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this Agreement, including, without limitation, those contained in sections 14, 15 and 16 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction.  Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled to temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach, in addition to any other remedies available to the Corporation at law.

19.

ENFORCEABILITY

The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this Agreement, including, without limitation, those contained in sections 14, 15 and 16 hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction.  Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled to temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach, in addition to any other remedies available to the Corporation at law.

20.

NO ASSIGNMENT

The Executive may not assign, pledge or encumber the Executive's interest in this Agreement nor assign any of the rights or duties of the Executive under this Agreement without the prior written consent of the Corporation.

21.       SUCCESSORS

This Agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representative and permitted assigns of the Executive.

22.

NOTICES

Any notice or other communications required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail.  At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after it is so delivered.  If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received five business days after the resumption of postal service.  Notices shall be addressed as follows:

a.

If to the Corporation:

1235 Quayside Drive #703

New Westminster BC

                        V3M 6J5

b.

If to the Executive:

                        KENNEDY KERSTER

        Address: 1235 Quayside Drive #703

New Westminster BC

                        V3M 6J5

23.

LEGAL ADVICE

The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure by the Corporation or otherwise and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

24.

EXECUTIVE COMMITTEE

During the term of this Agreement, if the Executive is also a director of the Corporation, then he shall be required to be a member of the Executive Committee of the Corporation.  If at any time the Executive ceases to be a director or an employee of the Corporation, he shall not be entitled to be a member of the Executive Committee of the Corporation.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED

)

By KENNEDY KERSTER

)

in the presence of:

)

)

)

)

Name

)

)

)

Address

)

)

)

/s/Kennedy Kerster

Occupation

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Signed for and on behalf of Icon Development, Inc.

by its authorized signatories

Per: /s/ Kennedy Kerster

     President, Secretary, Treasurer and Director